EXHIBIT 5.3




                                                    May 29, 1997




Residential Funding Mortgage Securities II, Inc.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3, to be filed by Residential Funding Mortgage Securities II, Inc., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission on May 29, 1997 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Asset-Backed Notes (the "Notes") and Home Equity Loan Pass-Through Certificates (the "Certificates," and together with the Notes, the "Securities"). The Securities are issuable in series (each, a "Series") under a separate Trust (each, a "Trust"). The Securities of each Trust will be issued pursuant to documentation more particularly described in the prospectus and the prospectus supplement relating to such Series, forms of which have been included as part of the Registration Statement (the "Issuing Documentation"). The Securities of each Series are to be sold as set forth in the Registration Statement, any amendment thereto, and the prospectus and prospectus supplement relating to such Series.

         We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such examination, we are of the opinion that when the issuance of each Series of Securities has been duly authorized by appropriate corporate action and the Securities of such Series have been duly executed, authenticated and delivered in accordance with the Issuing Documentation relating to such Series and sold, the Securities will be legally issued, fully paid and non-assessable and binding obligations of the Trust and the holders of


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Residential Funding Mortgage Securities II, Inc.
May 29, 1997
Page 2
the  Securities  will  be  entitled  to  the  benefits  of the  related  Issuing
Documentation except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and each prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                  Very truly yours,

                                  /s/Orrick, Herrington & Sutcliffe LLP

                                  ORRICK, HERRINGTON & SUTCLIFFE LLP


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